UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 14, 2015

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	811-00000	54-2040781
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 100
McLean, Virginia 22102
(Address of principal executive offices)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2015, Gladstone Capital Corporation (the “Company”) amended its existing advisory agreement with Gladstone Management Corporation, a registered investment adviser (the “Adviser”) to reduce the base management fee under the agreement from 2% per annum (0.5% per quarter) of average total assets (excluding cash or equivalents) to 1.75% per annum (0.4375% per quarter). All other terms of the advisory agreement between the Company and the Adviser remain unchanged. The amendment was approved unanimously by the Company’s board of directors, including, specifically, approved unanimously by the Company’s independent directors.

The description above is a summary of the material provisions of the amendment to the advisory agreement and is qualified in its entirety by reference to a copy of the amendment that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 14, 2015 the Company also issued a press release, filed herewith as Exhibit 99.1, announcing entry into the amendment to the advisory agreement and that its board of directors declared monthly cash distributions for the Company’s common stock and 6.75% Series 2021 Term Preferred Stock for each of October, November and December 2015.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, and shall not be deemed incorporated by reference into any filings made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Investment Advisory and Management Agreement between Gladstone Capital Corporation and Gladstone Management Corporation, dated October 13, 2015.
99.1	Press Release issued by Gladstone Capital Corporation on October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)

October 14, 2015	By: /s/ Melissa B. Morrison (Melissa Morrison, Chief Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Investment Advisory and Management Agreement between Gladstone Capital Corporation and Gladstone Management Corporation, dated October 13, 2015.
99.1	Press Release issued by Gladstone Capital Corporation on October 14, 2015.